Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Registration Statement No. 333-30391 on Form S-8 pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 13, 1997) and the related prospectus;

Registration Statement No. 333-56661 on Form S-8 (as amended by Post-Effective Amendment No. 1) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Saving Plan and the related prospectus;

Registration Statement No. 333-06049 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan;

Registration Statement No. 333-84479 on Form S-8 pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 11, 1999);

Registration Statement No. 333-64008 on Form S-8 (as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2) pertaining to the Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan (as amended and restated as of January 1, 2004);

Registration Statement No. 333-153873 on Form S-3 pertaining to the registration of common shares that may be offered for sale or otherwise from time to time by United Mining Co., Ltd., in connection with Cliffs Natural Resources Inc.’s acquisition of their 30% interest in United Taconite LLC; and

Registration Statement No. 333-153890 on Form S-3 pertaining to the registration of common shares that may be offered for sale or otherwise from time to time by selling shareholders in connection with the satisfaction of certain payment obligations owed to the selling shareholders that arose out of the transaction in which Cliffs Natural Resources Inc. acquired PinnOak Resources, LLC;

of our report dated February 26, 2009 (May 12, 2009 as to the effects of the adoption of SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 described in Note 1), relating to the consolidated financial statements and financial statement schedule (Schedule II — Valuation and Qualifying Accounts) of Cliffs Natural Resources Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting standards), and our report dated February 26, 2009 on the effectiveness of Cliffs Natural Resources Inc.’s internal control over financial reporting for the year ended December 31, 2008, appearing in the Current Report on Form 8-K of Cliffs Natural Resources Inc. filed on May 12, 2009.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio May 12, 2009